Exhibit 5.4

July 27, 2023

Midwest Microwave Solutions, Inc.

c/o HEICO Corporation

3000 Taft Street

Hollywood, Florida 33021

Re: Public Offering of $600,000,000 5.250% Senior Notes due 2028 and $600,000,000 5.350% Senior Notes due 2033 of HEICO Corporation

Ladies and Gentlemen:

We have acted as special counsel to Midwest Microwave Solutions, Inc., an Iowa corporation (“Guarantor”), in connection with (i) that certain registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on July 17, 2023 (the “Registration Statement”), by HEICO Corporation, a Florida corporation (“Company”), Guarantor, and certain other subsidiaries of the Company (collectively, the “Subsidiary Guarantors”), and (ii) the offering and sale of $600,000,000 5.250% Senior Notes due 2028 (the “5.250% Notes”) and $600,000,000 5.350% Senior Notes due 2033 (the “5.350% Notes” and collectively with the 5.250% Notes, the “Notes”) by the Company and the related guarantees of the Notes by the Subsidiary Guarantors (the “Note Guarantees” and collectively with the Notes, the “Securities”). The Registration Statement relates to, among other things, the issuance and sale of debt securities of the Company (“Debt Securities”) and guarantees of the Debt Securities by the Subsidiary Guarantors (collectively, the “Guarantees” and each, a “Guarantee,”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”). The offering of the Securities will be as set forth in the prospectus dated July 17, 2023, forming a part of the Registration Statement (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated July 19, 2023 (the “Preliminary Prospectus Supplement”), and the final prospectus supplement dated July 19, 2023 (the “Final Prospectus Supplement”).

The Securities will be issued pursuant to the Indenture, dated as of July 27, 2023, among the Company, the Subsidiary Guarantors, and Truist Bank, a North Carolina banking corporation, as trustee (the “Trustee”), in substantially the same form as the form of indenture attached as Exhibit 4.9 to the Registration Statement (the “Final Base Indenture”) and the First Supplemental Indenture, dated as of July 27, 2023, among the Company, the Subsidiary Guarantors, and the Trustee (the “Supplemental Indenture” and collectively, with the Final Base Indenture, the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

July 27, 2023

For purposes of this opinion, we have reviewed final forms of the Registration Statement, Base Prospectus, Preliminary Prospectus Supplement, Final Prospectus Supplement, the Indenture, the Notes, and the Note Guarantees.

We have also examined and relied upon copies, certified or otherwise identified to our satisfaction, of: (a) Amended and Restated Articles of Incorporation of Guarantor filed with the Iowa Secretary of State on August 26, 2015 (“Articles of Incorporation”), (b) Amended and Restated Bylaws of Guarantor dated August 21, 2015, (c) Certificate of Existence of Guarantor issued by the Iowa Secretary of State on July 27, 2023 (the “Good Standing Certificate”), (d) Action by Unanimous Written Consent of the Directors and Managers of the Company and Subsidiary Guarantors dated July 17, 2023, (e) Unanimous Written Consent in Lieu of a Meeting of the Board of Directors of the Company dated July 17, 2023, (f) Minutes of the Pricing Committee of the Company dated July 19, 2023, and (g) Certificate to Counsel by Carlos L. Macau, Jr., Executive Vice President – Chief Financial Officer of the Company and Treasurer of Guarantor dated July 27, 2023 (the “Certificate to Counsel”).

In connection with this opinion, we have conducted such inquiries and examinations of law as we deem necessary or appropriate for rendering this opinion. We have not reviewed any documents other than the Registration Statement, the Base Prospectus, Preliminary Prospectus Supplement, Final Prospectus Supplement, the Indenture, the Notes, the Note Guarantees, and the documents listed in clauses (a) through (g) in the immediately preceding paragraph and have not conducted any examination of any public records, and the opinions rendered herein are limited accordingly.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties and the due authorization, execution, and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, Guarantor, and others, including but not limited to the statements and representations set forth in the Certificate to Counsel.

We have also assumed that, at the time of the issuance and delivery of each of any Securities and at the time of issuance, delivery, and execution of the instrument evidencing the same: (i) the Registration Statement continues to be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) the Base Prospectus, Preliminary Prospectus Supplement, and Final Prospectus Supplement comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, Base Prospectus, Preliminary Prospectus Supplement, and Final Prospectus Supplement; (iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, Base Prospectus, Preliminary Prospectus Supplement, Final Prospectus Supplement, the Indenture, the Notes, and the Note Guarantees; and (v) the Company and Guarantor will have obtained any legally required consents, approvals, authorizations and other orders of any regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the Indenture.

July 27, 2023

Based upon and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

1.     Based solely on the Articles of Incorporation and the Good Standing Certificate, Guarantor is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Iowa.

2.     Guarantor has the corporate power and authority to execute and deliver, and to perform its obligations under, the Indenture, including the Note Guarantees issued in accordance therewith.

The opinions in this letter are based solely on the laws of the State of Iowa, as currently in effect. Without limiting the foregoing, nothing herein shall be construed to be an opinion as to the applicability or effect of or compliance with the laws of any jurisdiction other than the State of Iowa or any federal or state “Blue Sky” laws and regulations.

The opinions expressed in this letter are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices) and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

This opinion letter is rendered to you in connection with the Registration Statement and the offering and sale of the Securities. Without our prior written consent, this opinion letter may not be relied upon for any other purpose or by any other person except that Akerman LLP may rely on the opinion included herein for the purposes of delivering its opinion to the Company in connection with the Registration Statement and the offering and sale of the Securities. Additionally, this opinion may be filed with the Commission as an exhibit to the Company’s Current Report on Form 8-K and be incorporated by reference into the Registration Statement, and our firm may be referred to under the caption “Legal Matters” in the Registration Statement provided such reference discloses our limited representation and opinion as to only those matters described in this letter. In giving this consent, we do not admit that we are in the category of persons whose consent is required under the Securities Act or the Rules.

Very truly yours,

/s/ Hartzog Conger Cason LLP
HARTZOG CONGER CASON LLP